POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Margaret M. Foran, Gene A. Capello, Lawrence A. Fox, Claire G. Keyles and Charles F. Raeburn as his true and lawful attorney-in-fact and agent, and grants each of them full power to act on behalf of the undersigned and in his name, place and stead, in any and all capacities, for the purpose of completing and signing, on his behalf,
• any Form 3, Form 4 or Form 5 required to be filed by him pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),
• any and all other documents, including, without limitation, Form ID, necessary or desirable to facilitate the filing by him of forms under Section 16 of the Exchange Act, and
• any Form 144 required to be filed by him under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 144 promulgated thereunder, with regard to the undersigned's ownership of or transactions in securities of Pfizer Inc., including, without limitation, the power to complete and sign any and all amendments to such forms and documents, if any, and to file such forms and documents and amendments thereto with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms and documents, as fully and to all intents and purposes as the undersigned might or could do in person.

The authority of Margaret M. Foran, Gene A. Capello, Lawrence A. Fox, Claire G. Keyles and Charles F. Raeburn under this Power of Attorney shall continue until the undersigned is no longer required to file Form 3, Form 4, Form 5 or Form 144 with regard to the undersigned's ownership of or transactions in securities of Pfizer Inc., unless earlier revoked in writing. The undersigned acknowledges that Margaret M. Foran, Gene A. Capello, Lawrence A. Fox, Claire G. Keyles and Charles F. Raeburn are not assuming any of the undersigned's responsibilities to comply with Rule 144 under the Securities Act or Section 16 of the Exchange Act.

Signature: /s/ Dennis A. Ausiello
Dennis A. Ausiello

Date: November 21, 2006